Exhibit 10.5

AMENDMENT AGREEMENT

(Security Agreement)

This Amendment Agreement (this “Amendment”) dated October 12, 2018, is delivered pursuant to Section 4.8 (b) of the Security Agreement referred to below.  The undersigned hereby agrees that:

(a)

this Amendment may be attached to the Security Agreement dated as of December 23, 2015, by and among the undersigned, Westport USA Holding, LLC, Westport Machining Holdings, Inc., and Westport Machining, LLC and Comerica Bank, as the Agent for the benefit of the Lenders referred to therein (“Agent”) (the “Security Agreement”);

(b)

the shares of stock, membership interests, partnership units, notes or other instruments listed on attached Schedule A shall be and become part of the Collateral referred to in the Security Agreement and shall secure payment and performance of all Indebtedness as provided in the Security Agreement, and attached Schedule A shall be deemed to amend Schedule 1.2 by supplementing the information provided on such Schedule with the information set forth on Schedule;

(c)

the undersigned’s rights and remedies under (i) the Stock Purchase Agreement dated October 12, 2018, made between the undersigned as “Buyer” and Jeffrey W. Armstrong, Anne D. Armstrong The Connie’s Girls Trust, The Joanne M. Okada Living Trust, The Beb & Ila Okada Family Trust, The Kenge & Mary Okada Family Trust, The Okada Family Trust, Paul L. Bangerter, The Sandra B. Rast Family Trust, Tami Okada Fernandez, Jann Strangler, Ted Jr. Strangler and Charles and Edie Burt Living Trust 01/24/2014, as sellers (“Stock Sellers”), (ii) a Real Estate Purchase Agreement dated October 12, 2018 (“Real Estate Purchase Agreement”; collectively with the Stock Purchase Agreement, the “Purchase Agreements”) made by the undersigned as “Buyer” and SPRS. L.L.C., a Utah limited liability company, as seller (“RP Seller”), and (iii) the related agreements, documents, instruments, and certificates (collectively with the Purchase Agreements, the “SRS Acquisition Documents”) together with the warranties, guaranties, and indemnities made in favor of the undersigned under the SRS Acquisition Documents shall be and become part of the Collateral referred to in the Security Agreement and shall secure payment and performance of all Indebtedness as provided in the Security Agreement.

(d)

the undersigned will keep and perform the obligations to be kept and performed by it under the SRS Acquisition Documents and will take all actions necessary to cause performance by each other party to the SRS Acquisition Documents;

(e)

the undersigned will not, without the prior written consent of Agent (which consent may not be unreasonably withheld, delayed or conditioned), materially modify, amend, alter, change, cancel or terminate any of the SRS Acquisition Documents or waive or consent to any material departure from compliance with the terms and conditions of the SRS Acquisition Documents, and will do all things reasonably necessary and proper to keep the SRS Acquisition Documents in full force and effect;

(f)	the undersigned will give prompt notice to Agent of any breach of warranty or any claim for indemnity arising under the SRS Acquisition Documents.

Capitalized terms used herein but not defined herein shall have the meanings therefor provided in the Security Agreement.  This Amendment may be executed in counterparts, and by separate parties on separate counterparts, all of which constitute one and the same agreement.

[signature page to Amendment Agreement (Security Agreement) dated October 12, 2018]

Debtor: WESTPORT AXLE CORP. By:/s/ Jude M. Beres Name: Jude M. Beres Its: Chief Financial Officer	Agent: COMERICA BANK, as Agent By:/s/ David J. Zablocki Name: David J. Zablocki Its: Vice President and Alternate Group Manager

Schedule A

PLEDGED SHARES

100% of the capital stock of Specialized Rail Service, Inc.